Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2017 Equity Incentive Plan, the 2010 Equity Incentive Plan, and the 2008 Equity Incentive Plan of Americold Realty Trust of our report dated September 1, 2017, with respect to the financial statements and schedule of Americold Realty Trust included in Amendment No. 4 of the Registration Statement (Form S-11 No. 333-221560) of Americold Realty Trust dated January 18, 2018 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

January 18, 2018